Exhibit 10.8
EXECUTION COPY
AGREEMENT AND PLAN OF MERGER
          This Agreement and Plan of Merger is made and entered into this 5th day of August, 2009 by and among Emdeon Inc., a Delaware corporation (“Emdeon”), EBS Holdco I, LLC, a Delaware limited liability company (“Sub 1”), and EBS Acquisition II LLC, a Delaware limited liability company (“EBS Acquisition II” and, together with Sub 1, the “Constituent Entities”).
WITNESSETH:
          WHEREAS, the Board of Directors of Emdeon (on behalf of Emdeon in its own capacity and in its capacity as the sole member of Sub 1) and the members of EBS Acquisition II each deem it advisable and in the best interests of the Constituent Entities and their respective equityholders that EBS Acquisition II merge with and into Sub 1 under and pursuant to the provisions of the Delaware Limited Liability Company Act (the “DLLCA”).
          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
THE MERGER
          Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2) EBS Acquisition II will be merged (the “Merger”) with and into Sub 1 in accordance with the provisions of Section 18-209 of the DLLCA. Following the Merger, Sub 1 will continue as the surviving entity (the “Surviving Entity”) and the separate existence of EBS Acquisition II shall cease.
          Section 1.2 Effective Time. The Merger will be consummated on the Closing Date (as defined in Section 2.1) by the filing of a certificate of merger substantially in the form of Exhibit A (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with Section 18-209 of the DLLCA. The time the Merger becomes effective in accordance with Section 18-209(d) of the DLLCA is referred to in this Agreement as the “Effective Time.”
          Section 1.3 Effects of the Merger. The Merger will have the effects set forth in Section 18-209(g) of the DLLCA. Without limiting the generality of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of EBS Acquisition II will vest in Sub 1, as the Surviving Entity, and all debts, liabilities and duties of EBS Acquisition II will become debts, liabilities and duties of Sub 1, as the Surviving Entity.

          Section 1.4 Certificate of Formation and Limited Liability Company Agreement.
               (a) The Certificate of Formation of Sub 1 as in effect immediately preceding the Effective Time shall remain unchanged as a result of the Merger and shall continue as the Certificate of Formation of the Surviving Entity following the Merger.
               (b) The Limited Liability Company Agreement of Sub 1 as in effect immediately preceding the Effective Time shall remain unchanged as a result of the Merger and shall continue as the Limited Liability Company Agreement of the Surviving Entity following the Merger.
          Section 1.5 Officers. The officers of Sub 1 at the Effective Time, if any, shall continue as the officers of the Surviving Entity, and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Limited Liability Company Agreement of the Surviving Entity or as otherwise provided by law.
          Section 1.6 Conversion of Interests. At the Effective Time, each of the following transactions shall be deemed to occur simultaneously:
               (a) The limited liability company interests in Sub 1 outstanding immediately prior to the Effective Time (100% of which is held by Emdeon) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become limited liability company interests in the Surviving Entity.
               (b) The aggregate limited liability company interests in EBS Acquisition II outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into and become an aggregate of 13,773,913 shares of Class A Common Stock, par value $0.00001 per share, of Emdeon (the “Emdeon Shares”). Subject to Section 1.7, the Emdeon Shares shall be allocated among the members of EBS Acquisition II (the “EBS Members”) in proportion to their percentage interests in EBS Acquisition II immediately prior to the Effective Time. The EBS Members shall receive, along with the Emdeon Shares, the rights to receive payments in respect of certain cash tax savings of Emdeon that are the subject of the Tax Receivable Agreement (Reorganizations) to be entered into by and among Emdeon, H&F ITR Holdco, L.P., GA ITR Holdco, L.P. and GA-H&F ITR Holdco, L.P., and that relate to EBS Acquisition II and transactions entered into by the EBS Members.
               (c) The parties acknowledge that Emdeon is issuing the Emdeon Shares to the EBS Members pursuant to Section 1.6(b) in reliance upon the representations given by the EBS Members in Section 3.2 of the Reorganization Agreement, dated as of August 4, 2009, by and among Emdeon, the EBS Members and the other persons party thereto (the “Reorganization Agreement”).

          Section 1.7 No Fractional Shares. Notwithstanding anything to the contrary in Section 1.6, no fractional Emdeon Shares will be issued. If the number of Emdeon Shares to be received by any EBS Member is not a whole number, then the number of Emdeon Shares that such EBS Member shall be entitled to receive pursuant to this Agreement shall be rounded up or down to the nearest whole share.
          Section 1.8 EBS Acquisition II Representations. EBS Acquisition II hereby makes the following representations and warranties:
               (a) EBS Acquisition II has delivered to Emdeon and Sub 1 a true and complete copy of its limited liability company agreement, as in effect on the date hereof (the “LLC Agreement”).
               (b) Except as set forth in the LLC Agreement, no person other than the EBS Members has a limited liability company interest in EBS Acquisition II.
               (c) Other than its investment in EBS Master LLC and the transactions contemplated by the Reorganization Agreement, EBS Acquisition II (i) has not conducted any business since its formation and (ii) has no indebtedness or other liabilities.
          Section 1.9 Sub 1 Representations. Sub 1 hereby represents and warrants that it has no assets and has not conducted any business since its formation other than in connection with the transactions contemplated by the Reorganization Agreement.
          Section 1.10 Emdeon Representations. Emdeon hereby represents and warrants that the Emdeon Shares to be issued in accordance with Section 1.6(b) will be duly authorized by all necessary corporate action on the part of Emdeon and, when issued in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.
          Section 1.11 Tax Matters. Emdeon and the Constituent Entities intend for and will use all reasonable best efforts to cause the Merger to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
ARTICLE II
CLOSING
          Section 2.1 The Closing. Promptly following the execution hereof, each of the Constituent Entities shall deliver to the other evidence of the adoption of this Agreement, and the approval of the Merger, by the requisite vote of its members. Subject to such delivery, the consummation of the Merger (the “Closing”) will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019, on a date to be mutually agreed upon by the parties (the “Closing Date”).

          Section 2.2 Closing Date Events. At the Closing, the Constituent Entities shall cause the Certificate of Merger to be filed as provided in Section 1.2.
ARTICLE III
MISCELLANEOUS
          Section 3.1 Counterparts. This Agreement may be executed in one or more counterparts (which may be delivered by facsimile or electronic transmission), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of Emdeon, Sub 1 and EBS Acquisition II and delivered to the other parties hereto.
          Section 3.2 Termination. Notwithstanding anything herein to the contrary, this Agreement and the Merger may be terminated or abandoned by agreement of each of Emdeon, Sub 1 and EBS Acquisition II at any time prior to the Effective Time.
          Section 3.3 Further Assurances. If at any time the Surviving Entity shall consider or be advised that any further assignment or assurances in law are necessary or desirable to vest in the Surviving Entity the title to any property or rights of the Constituent Entities, the members and officers of the Constituent Entities shall grant the members and officers of the Surviving Entity a limited power of attorney to execute and make all such proper assignments and assurances in law and to do all things necessary and proper to thus vest such property or rights in the Surviving Entity, and otherwise to carry out the purposes of this Agreement.
          Section 3.4 Governing Law. This Agreement and any disputes arising under or related thereto shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first written above.

EMDEON INC.
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

EBS HOLDCO I, LLC
By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Secretary

EBS ACQUISITION II LLC
By:	/s/ Christopher G. Lanning
	Name:	Christopher G. Lanning
	Title:	Managing Director

[Signature Page to Agreement and Plan of Merger]

Exhibit A
CERTIFICATE OF MERGER
OF
EBS ACQUISITION II LLC
(a Delaware limited liability company)
INTO
EBS HOLDCO I, LLC
(a Delaware limited liability company)
          Pursuant to the provisions of Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned DO HEREBY CERTIFY THAT:
1.	The name and jurisdiction of formation of the entities that are to merge (the “Constituent Entities”) are EBS Acquisition II LLC, a Delaware limited liability company, and EBS Holdco I, LLC, a Delaware limited liability company.
2.	An Agreement and Plan of Merger (the “Merger Agreement”) has been approved and executed by each of the Constituent Entities in accordance with Section 18-209 of the Act.
3.	The name of the surviving entity is EBS Holdco I, LLC (the “Surviving Entity”).
4.	The executed Merger Agreement is on file at the principal place of business of the Surviving Entity, the address of which is 3055 Lebanon Pike, Suite 1000, Nashville, Tennessee 37214.
5.	A copy of the Merger Agreement will be furnished by the Surviving Entity, on request and without cost, to any member of either of the Constituent Entities.

Exhibit A
          IN WITNESS WHEREOF, this certificate has been executed as of this 5th day of August, 2009 by the undersigned.

EBS ACQUISITION II LLC
By:
Name:
Title:

EBS HOLDCO I, LLC
By:
Name:
Title:

[Signature Page to Certificate of Merger]